Exhibit 10.2

                           PURCHASE AND SALE AGREEMENT

                      (ADJACENT REAL PROPERTY - TRACT "B")

     BY THIS PURCHASE AND SALE AGREEMENT (this "AGREEMENT") entered into as of the 31st day of January, 2000, THE TESSERACT GROUP, INC., a Minnesota corporation ("SELLER"), and EDUCATION PROPERTY INVESTORS, INC., a Nevada corporation ("BUYER"), agree as follows:

1.   PURCHASE AND SALE.

     Subject to the terms and conditions set forth in this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, that real property legally described on EXHIBIT "A" attached hereto, together with all of Seller's right, title and interest in all rights, easements and interests appurtenant thereto, including but not limited to, any streets or other public ways adjacent to such real property and any development rights, water or mineral rights owned by, or lease to, Seller, if any (the "SALE PROPERTY").

2.   ESCROW.

     Upon execution of this Agreement by Seller and Buyer, the parties shall cause an escrow (the "ESCROW") to be established with Chicago Title Insurance Company, 2415 E. Camelback Road, Suite 30, Phoenix, Arizona 85016 Escrow
Officer: Jack Knott within three (3) business days ("ESCROW AGENT"). As used herein, the term "OPENING OF ESCROW" shall mean the day on which Escrow Agent receives a copy of this Agreement executed by both Buyer and Seller, and Escrow Agent shall immediately notify Seller and Buyer of the Opening of Escrow. The parties shall deliver to Escrow Agent an executed copy of this Agreement, which shall constitute instructions to Escrow Agent, and Escrow Agent shall execute this Agreement to acknowledge acceptance of the Escrow.

3.   CLOSING.

     Consummation of the sale provided for herein (the "CLOSING") shall take place on the closing date (the "CLOSING DATE") defined in the Purchase and Sale Agreement (FF&E - North Scottsdale) by and between Buyer and Seller of even date herewith (the "FF&E PURCHASE AND SALE AGREEMENt") through the Escrow at the offices of Escrow Agent or at such other place as Buyer and Seller mutually agree in writing. At or prior to the Closing, each of the parties shall execute and deliver such documents and perform such acts as are provided for herein, or as are necessary, to consummate the transaction contemplated hereunder. All obligations of the parties to be performed at or prior to Closing are conditions precedent to the Closing as well as covenants.
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4.   PURCHASE PRICE AND PAYMENT TERMS.

     4.1. PURCHASE PRICE. The total purchase price to be paid for the Sale Property shall be ONE MILLION FOUR HUNDRED SIXTY-TWO THOUSAND AND NO/100 DOLLARS ($1,462,000.00) (the "PURCHASE PRICE"), to be paid by Buyer to Seller in cash or by wire transfer of cash credit through Escrow at or before Closing.

     4.2. INVESTMENT OF DEPOSITED FUNDS. All funds deposited by Buyer pursuant hereto shall be invested by Escrow Agent in such investments as may be directed from time to time by Seller and Buyer. All earnings on such invested funds shall belong to the party receiving said funds pursuant to the terms hereof (provided that if the sale of the Sale Property is consummated, Buyer shall receive a credit toward the purchase price, and a corresponding credit toward the cash payable by Buyer at Closing, in the amount of the accrued interest) and shall be paid at such time as said party receives said funds.

5.   TITLE REPORT AND SURVEY.

     Promptly after Opening of Escrow, (i) Seller shall deliver to Buyer a copy of the existing ALTA survey of the Sale Property in Buyer's possession (the "SURVEY"), (ii) Escrow Agent shall issue to Buyer a preliminary title report incident to the issuance of the title policy referred to in Section 7.2, together with legible copies of matters shown on Schedule "B" thereto (the "TITLE REPORT"), and (iii) Buyer shall have prepared, at Buyer's expense, an update of the existing Survey (the "UPDATE").

6.   INSPECTION PERIOD.

     6.1. INSPECTION. Within five (5) days of Opening of Escrow, Seller shall provide Buyer with any existing A.L.T.A. Survey Seller has in its possession regarding this property. Buyer warrants and represents that it will conduct, and will be responsible for, such examinations, inspections or tests as Buyer deems necessary and appropriate, and Buyer will comply with all federal, state and local laws which might have in any way related to any such examinations, inspections or tests. Buyer warrants and represents that it will not damage the Sale Property in the course of performing its investigations. Buyer shall, on demand by Seller, defend, hold harmless, reimburse and indemnify Seller from, for, of and against any and all direct and indirect, known and unknown, obligations, actions, liabilities, judgments, claims, demands, losses, damages, costs, including costs of defense, expenses and fees (including reasonable attorneys' fees and costs) arising from or relating to any such entry, examinations, inspections, tests or restoration of the Sale Property including without limitation any costs, expenses and fees (including attorneys' fees), incurred to establish a right to indemnification, regardless of whether a proceeding is instituted. Buyer's indemnity shall survive the Closing and any termination of this Agreement. Buyer acknowledges the importance of inspections, including tests, survey, and other studies to determine the value and condition of the Sale Property. Buyer acknowledges that more than one inspection can be required to perform the selected inspections. The inspections may include physical, environmental, and other types of inspections including, but not limited to, soil, square footage/acreage, designated flood hazard areas, wells, possible environmental hazards (including, but not limited to, radon gas, fuel or chemical storage tanks, hazardous waste, petrochemicals, pesticides,

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industrial polymers,  lead, sulfuric acid of high fertilizer  concentrates,  and other substances, materials or products which are not natural to the Sale Property or which are subject to regulation under environmental or public health and welfare laws and ordinances, location in a federal or state Superfund area),
geologic   conditions,   location  of  property  lines  and   water/utility  use
restrictions and fees for services (such as garbage or fire protection). Buyer also acknowledges the importance of further inquiries and consultations of
governmental  agencies,   lenders,   insurance  agents,  architects,  and  other
appropriate persons and entities concerning the use of the Sale Property and the surrounding areas under applicable building, zoning, fire, health, and safety codes, and for evaluation of potential hazards. Buyer specifically releases Seller of any liability for any defects in the Sale Property, including, but not limited to, those which could have been discovered by such inspections. Buyer shall provide, at no cost, copies of any and all reports concerning the Sale Property obtained by Buyer, without representation or warranty. If, on or before 5:00 p.m. (Arizona time) on February 15, 2001 (the "REVIEW DEADLINE") Seller has not received written notice from Buyer of any objections that may arise in the course of its investigations, then Buyer shall be deemed to have approved all matters relating to the physical condition and use of the Sale Property, and shall thereafter waive any right to raise any objections with respect to the physical condition and/or use of the Sale Property (except with respect, and only with respect to, any Material New Matter (defined below). Buyer shall have the right to object to any new material adverse condition that arises after the Review Deadline and before the Closing Date (any such matter being referred to herein as a "MATERIAL NEW MATTER"); provided, however, Buyer must deliver to Seller written objection with respect to any Material New Matter on or before the date that is three (3) business days after Buyer obtains knowledge thereof. If Seller has not received written notice from Buyer of any objections to any Material New Matter within such three (3) business day period, then Buyer shall be deemed to have approved such Material New Matter(s), and shall thereafter waive any right to raise any objections with respect to such Material New Matter(s). Upon timely receipt of written objection(s) from Buyer, Seller shall thereafter have five (5) business days following its receipt thereof within which to notify Buyer in writing as to whether Seller, in its sole and absolute discretion, will cure any of the matters to which Buyer has objected, provided, however, Seller shall have no obligation whatsoever to cure any objections raised by Buyer. If Seller fails to notify Buyer within such five (5) business day period whether Seller will cure or remove the exceptions, defects or matters to which Buyer has objected, then (a) Seller shall be deemed to have elected not to cure such matter, and (b) Buyer shall elect either (i) to terminate this Agreement, or (ii) waive its objections and purchase the Sale Property subject to the matters objected to but which Seller has elected not to cure. If Seller timely notifies Buyer of its intention to cure any matter to which Buyer has objected, Seller shall have until Closing to cure such matter.

     6.2. SOPHISTICATED PARTY. Buyer warrants and represents that it is a sophisticated party, knowledgeable and experienced in the acquisition of real property, and, that condition of title, survey results and inspections and investigations are very important aspects in the purchase and sale of real property.

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7.   CLOSING DOCUMENTS.

     7.1. DEED AND OTHER CONVEYANCE DOCUMENTS. On or before the Closing Date, Seller and Buyer shall execute where indicated (or obtain the execution of), have acknowledged as appropriate, and deliver to Escrow Agent the following documents:

          (a) A Special Warranty Deed executed by Seller in favor of Buyer or its Assignee, as defined in Section 14.4, in the form attached hereto as EXHIBIT "B" (the "DEED");

          (b) An Affidavit of Real Property Value executed by Buyer and Seller;

          (c) A Non-Foreign Affidavit executed by Seller in the form attached as EXHIBIT "C"; and

          (d) Such other documents as Buyer, Seller or Escrow Agent may reasonably request in connection with this transaction consistent with the terms and conditions hereof.

     7.2. OWNER'S POLICY. At Closing, Escrow Agent shall furnish to Buyer (or its Assignee), at Buyer's expense, a standard coverage ALTA owner's title insurance policy (or, at Buyer's option, an extended coverage policy, subject to Buyer's payment of additional charges associated therewith as provided hereinafter) issued by Escrow Agent, or the unconditional commitment of Escrow Agent to issue such policy (which commitment shall be deemed made upon the recordation by Escrow Agent of the Deed), in the amount of the Purchase Price, insuring the title to the Sale Property in Buyer, subject only to the printed exceptions normally contained in such policies, and the matters approved by Buyer pursuant to SECTION 5. The policy shall be standard or extended coverage, at Buyer's option; provided, however, Buyer shall pay the premium for such policy. In no event shall Closing be extended because of Buyer's election of extended coverage.

     7.3. INABILITY TO ISSUE. If Escrow Agent is unwilling or unable to issue the policy or commitment described above, then the Closing Date shall be extended for a period of up to fifteen (15) days, at Seller's option, to allow Seller, if it so elects, to attempt to eliminate the matter preventing issuance of the policy. If, however, Seller does not elect to so extend the Closing Date or if Escrow Agent remains unable or unwilling to issue the policy or commitment on the extended Closing Date, then this Agreement shall automatically terminate, and the parties hereto shall have no further liability to each other under this Agreement, except as otherwise specifically set forth in this Agreement.

8.   REPRESENTATIONS AND WARRANTIES.

     8.1. SELLER'S REPRESENTATIONS AND WARRANTIES. Seller hereby makes the following representations and warranties:

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          (a) Seller is duly  organized,  validly  existing and in good standing under the laws of the state of Minnesota, is qualified to do business in Arizona and, subject only to approval of the Court, has full power and authority to enter into and to perform its obligations under this Agreement.

          (b) This Agreement and each of the documents and agreements to be delivered by Seller at the Closing, constitutes a valid, legally binding obligation of Seller, enforceable against Seller in accordance with its terms subject only to approval by the Court.

          (c) Seller is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and any related regulations.

     8.2. RELEASE FROM OTHER REPRESENTATIONS AND WARRANTIES. Seller is hereby released from all responsibility and liability regarding the condition, valuation or utility of the Sale Property. Buyer expressly acknowledges that Buyer has not relied on any warranties, promises, understandings or representations, express or implied, of Seller or any agent of Seller relating to the present or future physical condition, development potential, operation, income generated by, or any other matter or thing affecting or related to the Sale Property which are not contained in this Agreement and no such representation or warranty shall be implied. Buyer is acquiring the Sale Property in its present condition and state of repair, "AS IS". Buyer acknowledges that any and all engineering data, soil reports, or other information of any type which Buyer has received or may receive from Seller or Seller's agents is furnished without any warranty whatsoever. Buyer agrees that Buyer will not attempt to assert any liability against Seller for furnishing any such information. In particular, but without in any way limiting the foregoing, Buyer hereby releases Seller from any and all responsibility, liability and claims for or arising out of the presence on or about the Sale Property or any property in the vicinity of the Sale Property (including in the soil, air, structures and surface and subsurface water) of materials, wastes or substances that are or become regulated under, or that are or become classified as toxic or hazardous, under any Environmental Law, including, without limitation, petroleum, oil, gasoline or other petroleum products, byproducts or waste. As used herein, "Environmental Law" shall mean, as amended and in effect from time to time, any federal, state or local statute, ordinance, rule, regulation, judicial decision, or the judgment or decree of a governmental authority, arbitrator or other private adjudicator by which Buyer or the Sale Property is bound, pertaining to health, industrial hygiene, occupational safety or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation & Liability Act of 1980, the Resource, Conservation & Recovery Act of 1976, and the Arizona Environmental Quality Act, Title 49, Arizona Revised Statutes, and all rules adopted and guidelines promulgated pursuant to the foregoing.

     8.3. BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer hereby makes the following representations and warranties:

          (a) Buyer is duly organized, validly existing and in good standing under the laws of the state of its organization, is qualified to do business in Arizona and has full power and authority to enter into and to perform its obligations under this Agreement. The person executing this

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     Agreement  on behalf of Buyer has full power and  authority to do so and to perform every act and to execute and deliver every document and instrument necessary or appropriate to consummate the transactions contemplated hereby.

          (b) This Agreement and each of the documents and agreements to be delivered by Buyer at the Closing, constitute valid, legally binding obligations of Buyer, enforceable against Buyer in accordance with its terms.

9.   CONDITIONS TO CLOSING.

     9.1. SELLER'S CONDITIONS TO CLOSING. The following conditions are precedent to Seller's obligations to sell the Sale Property and deliver the Deed:

          (a) This Agreement shall not have terminated pursuant to any other provision hereof;

          (b) The FF&E Purchase and Sale  Agreement (of which this  Agreement is
     an  attached   schedule)   shall  not  have   terminated  and  shall  close
     simultaneously herewith;

          (c) Buyer shall not be in material default of any of the terms and provisions required of Buyer hereunder;

          (d) All of Buyer's representations and warranties contained herein shall have been materially true when made and shall be materially true and correct as of the Closing Date; and

          (e) Entry of an order by the Bankruptcy Court in Seller's Chapter 11 case approving this Agreement and the sale of the Sale Property free and clear of all liens, encumbrances, claims, security interests and adverse interests of any kind pursuant to the Bankruptcy Code ss.363 (the "SALE ORDER").

     9.2. BUYER'S CONDITIONS TO CLOSING. The following conditions are precedent to Buyer's obligations to buy the Sale Property and deliver the Purchase Price:

          (a) This Agreement shall not have terminated pursuant to any other provision hereof;

          (b) The FF&E Purchase and Sale  Agreement (of which this  Agreement is
     an  attached   schedule)   shall  not  have   terminated  and  shall  close
     simultaneously herewith;

          (c) Seller shall not be in material default of any of the terms and provisions required of Buyer hereunder;

          (d) All of Seller's representations and warranties contained herein shall have been materially true when made and shall be materially true and correct as of the Closing Date;

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          (e) Entry of the Sale Order; and

          (f) The simultaneous closing of the transaction set forth in the Real Estate Purchase and Sale Agreement Chicago Title Insurance Company Escrow No. 2015243-42 dated January 12, 2001 by and between Buyer, as seller, and Assignee, as buyer (the "CHURCH AGREEMENT").

10.  COMMISSIONS.

     Each party hereto represents and warrants to the other that it has not employed any other broker or finder in connection with the transaction contemplated by this Agreement nor has it had any dealings with any person which may entitle such person to a fee or commission from any party hereto. Each party shall defend and hold the other harmless from all liability and expense including, without limitation, reasonable attorneys' fees arising from any claim by any other broker, agent or finder for commissions, finder's fees or similar charges, because of any act of such party.

11.  CONDEMNATION.

     In the event of condemnation or notice of condemnation of all or a substantial portion of the Sale Property prior to Closing, Buyer shall have the right to terminate this Agreement by written notice delivered to Seller and Escrow Agent no later than ten (10) days after the date of Buyer's receipt of notice of such condemnation. If Buyer elects to terminate this Agreement, the parties shall have no further obligations to each other under this Agreement, except as specifically set forth in this Agreement. If Buyer does not elect to terminate this Agreement, the parties shall proceed to Closing with no reduction in the purchase price and at Closing, Seller shall (i) pay to Buyer through Escrow any condemnation proceeds received by Seller with respect to the Sale Property, less fees, costs and expenses incurred by Seller in connection therewith; and (ii) assign to Buyer all of Seller's right, title and interest in and to any condemnation proceeds with respect to the Sale Property, less fees, costs and expenses incurred by Seller in connection therewith.

12.  PRORATIONS, CLOSING COSTS.

     12.1. PRORATIONS. At the Closing, the parties shall obtain all necessary information and shall prorate and adjust or direct Escrow Agent to prorate and adjust through Escrow, real estate taxes and assessments based on the most recent information and such proration shall be final. All cash on hand as of 12:01 a.m., Phoenix time, on the Closing Date and all cash in any operating or other accounts on the Closing Date shall belong to Seller. The existing insurance coverage for the Sale Property, if any, shall terminate at Closing and any refund in premium shall be paid to Seller.

     12.2. CLOSING COSTS. All recording and similar charges shall be allocated between Buyer and Seller in Escrow Agent's customary manner and Escrow Agent's fees shall be paid one-half by Buyer and one-half by Seller; provided, however, that the defaulting party shall be responsible to pay any escrow cancellation fees if the Escrow fails to close. All other costs of Closing shall be allocated

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between Seller and Buyer in accordance  with the standard custom and practice of
Escrow Agent. Seller and Buyer shall each pay their respective financial advisors' attorneys' and other professionals' fees.

     12.3. POSSESSION. Seller will deliver and Buyer will accept possession of the Sale Property on the Closing Date.

13.  REMEDIES.

     13.1. SELLER'S REMEDIES. In the event of any default in this Agreement by Buyer, actual damages to Seller will be difficult to calculate but Buyer and Seller agree that the amount of Fifty Thousand and 00/100 Dollars ($50,000.00) ("LIQUIDATED DAMAGES") designated above is a reasonable approximation thereof. Accordingly, if Buyer defaults, Seller shall be entitled as its sole remedy, to terminate this Agreement and immediately upon such termination by Seller, Buyer shall pay to Seller, as Seller's sole remedy, Liquidated Damages and any other monies paid on behalf of Seller. If, however, Buyer contests or opposes Seller's right to collect Liquidated Damages or other sums or fails to cooperate with Seller in collecting the same, Seller shall also be entitled to the additional remedies provided for in SECTION 13.3 below. Nothing contained in this Section shall prevent Seller from enforcing Buyer's obligations and liabilities which survive a termination of this Agreement as to which Seller shall have all rights and remedies provided for or allowed by law or in equity.

     13.2. BUYER'S REMEDIES. In the event of a default hereunder by Seller, then Buyer's sole and exclusive remedy shall be either to (i) terminate this Agreement or (ii) sue for specific performance of this Agreement. Buyer hereby expressly waives any and all claims for damages against Seller. As a condition precedent to any suit for specific performance, Buyer shall, on or before the Closing Date, shall have performed all of its obligations hereunder.

     13.3. COSTS AND FEES. If either party hereto breaches any term of this Agreement, the breaching party agrees to pay the non-breaching party all attorneys' fees, expert witness fees, investigation costs, costs of tests and analysis, travel and accommodation expenses, deposition and trial transcript costs, court costs and other costs and expenses incurred by the non-breaching party in enforcing this Agreement or preparing for legal or other proceedings, whether or not instituted. If any legal or other proceedings are instituted, the party prevailing in any such proceeding shall be paid all of the aforementioned costs, expenses and fees by the other party, and if any judgment is secured by such prevailing party, all such costs, expenses, and fees shall be included in such judgment, attorneys' fees to be set by the court and not by the jury.

     13.4. Intentionally Omitted.

     13.5. WAIVER. Excuse or waiver of the performance by the other party of any obligation under this Agreement shall only be effective if evidenced by a written statement signed by the party so excusing. No delay in exercising any right or remedy shall constitute a waiver thereof, and no waiver by Seller or Buyer of the breach of any covenant of this Agreement shall be construed as a waiver of any preceding or succeeding breach of the same or any other covenant or condition of this Agreement.

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     13.6. Intentionally Omitted.

14.  MISCELLANEOUS.

     14.1. NOTICES. No notice, consent, approval or other communication provided for herein or given in connection herewith shall be validly given, made, delivered or served unless it is in writing and delivered personally, sent by overnight courier, or sent by registered or certified United States mail, postage prepaid, with return receipt requested, if to:

     Seller, at:             THE TESSERACT GROUP, INC.
                             4515 East Muirwood Drive
                             Phoenix, Arizona 85048
                             Attn: Lucian Spataro, Ph.D.

     With a copy to:         BRYAN CAVE LLP
                             Renaissance One
                             Two North Central Avenue, Suite 2200
                             Phoenix, Arizona 85004
                             Attn:  Robert J. Miller, Esq.

     Buyer, at:              Education Property Investors, Inc.
                             300 Esplanade Drive, Suite 1865
                             Oxnard, California 93030
                             Attn:  Julia Kopta, Esq., Legal Department

     With a copy to:         Education Property Investors, Inc.
                             300 Esplanade Drive, Suite 1865
                             Oxnard, California 93030
                             Attn: Steve Korbin, Esq.

     Escrow Agent, at:       Chicago Title Insurance Company
                             2415 E. Camelback Road, Suite 30
                             Phoenix, Arizona 85016
                             Attn:  Mr. Jack Knott

or to such other addresses as any party hereto may from time to time designate in writing and deliver in a like manner to the other party. Notices, consents, approvals, and communications given by mail shall be deemed delivered upon the earlier of forty-eight (48) hours after deposit in the United States mail in the manner provided above or upon delivery to the respective addresses set forth above if delivered personally or sent by overnight courier.

     14.2. RIGHT TO BID. Buyer acknowledges and understands that the Court may consider higher and better offers for the Sale Property. Notwithstanding any other language to the contrary herein, Buyer acknowledges and agrees that Buyer shall not be entitled to receive any overbid protections, breakup fees or other buyer protections, if Buyer is not ultimately approved as the buyer of the Sale Property.

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     14.3.  INTERPRETATION.  The captions of the Sections of this  Agreement are for convenience only and shall not govern or influence the interpretation hereof. This Agreement is the result of negotiations between the parties and, accordingly, shall not be construed for or against either party regardless of which party drafted this Agreement or any portion thereof. Time is of the essence of this Agreement.

     14.4. SUCCESSORS AND ASSIGN. All of the provisions hereof shall inure to the benefit of and be binding upon the personal representatives, heirs, successors and assigns of Seller and Buyer. Buyer shall have no right to assign its interest hereunder without the prior written consent of Seller in Seller's sole and absolute discretion, and any such assignment shall not release Buyer hereunder, and any such assignment without Seller's consent shall be void at Seller's option. Seller hereby consents to the assignment of this Agreement to Thomas J. O'Brien, Bishop of the Roman Catholic Church of the Diocese of Phoenix ("ASSIGNEE"). If Buyer is a corporation, partnership, limited liability company or trust, the transfer or assignment of any stock, interest, membership or beneficial interest in such corporation, partnership, limited liability company or trust in excess of forty-nine percent (49%) shall be deemed an assignment within the meaning of this paragraph.

     14.5. NO PARTNERSHIP, THIRD PERSON. It is not intended by this Agreement to, and nothing contained in this Agreement shall, create any partnership, joint venture or other similar arrangement between Seller and Buyer. No term or provision of this Agreement is intended to, or shall, be for the benefit of any person, firm, corporation or other entity not a party hereto (including, without limitation, any broker), and no such party shall have any right or cause of action hereunder.

     14.6. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between and reflects the reasonable expectations of the parties pertaining to the subject matter hereof. All prior and contemporaneous agreements, representations and understandings of the parties, oral or written, are hereby superseded and merged herein. No change or addition is to be made to this Agreement except by a written agreement executed by all of the parties. Buyer shall not record this Agreement nor any memorandum thereof in the public records without the prior written approval of Seller, which approval may be withheld in Seller's sole and absolute discretion.

     14.7. FURTHER DOCUMENTS. Buyer and Seller shall execute and deliver all such documents and perform all such acts as reasonably requested by the other party from time to time, prior to and following the Closing, to carry out the matters contemplated by this Agreement.

     14.8. INCORPORATION OF EXHIBITS. All exhibits attached to this Agreement are by this reference incorporated herein.

     14.9. ARIZONA LAW. This Agreement shall be governed by the laws of the State of Arizona and, as applicable, Title 11 of the United States Code (the "Bankruptcy Code").

     14.10. DATE OF PERFORMANCE. If the date of performance of any obligation or the last day of any time period provided for herein should fall on a Saturday, Sunday or legal holiday, then said obligation shall be due and owing, and said time period shall expire, on the first day thereafter which is not a Saturday, Sunday or legal holiday. Except as may otherwise be set forth herein, any performance provided for herein shall be timely made if completed no later than 5:00 p.m., Phoenix time, on the day of performance. The funds required from Buyer and all acts required of Buyer in order to close the Escrow pursuant hereto shall be deposited with Escrow Agent and be performed no later than 10:00 a.m., Phoenix time, on the Closing Date and shall be available for immediate distribution to Seller at Closing.

     14.11. Intentionally Omitted.

     14.12. COUNTERPARTS. This Agreement may be executed in any number of counterparts and delivered by facsimile transmission. Each such counterpart hereof shall be deemed an original, but all counterparts shall constitute but one agreement.

     14.13. EXCULPATION. Notwithstanding anything to the contrary provided in this Agreement, the liability of Seller, if any, under this Agreement and any other document or agreement executed by Seller in connection with the Closing shall not extend to nor be enforceable against the assets of Seller or any partner or member of any partner in Seller except to the extent of their interest in the Sale Property.

     14.14. BANKRUPTCY COURT APPROVAL. Seller shall file a motion seeking bankruptcy court approval of the transactions addressed herein promptly upon the execution of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                     THE TESSERACT GROUP, INC.,
                                     a Minnesota corporation

                                     By:    /S/ LUCIAN SPATARO
                                            ----------------------------
                                     Name:  LUCIAN SPATARO
                                     Title: CFO

                                                                        "SELLER"


                                     EDUCATION PROPERTY INVESTORS, INC.,
                                     a Nevada corporation

                                     By:    /S/ JULIA KOPTA
                                            ----------------------------
                                     Name:  JULIA KOPTA
                                     Title: SENIOR VICE PRESIDENT

                                                                         "BUYER"

                           ACCEPTANCE BY ESCROW AGENT


Escrow Agent agrees to act as escrow holder and Escrow Agent in accordance with the terms of this Agreement.


                                     ESCROW AGENT:

                                     By:   /S/ JACK KNOTT
                                           ----------------------------
                                     Name: JACK KNOTT
                                     Its:  MANAGER

                                   EXHIBIT "A"

                               (Legal Description)

                                   EXHIBIT "B"

                              SPECIAL WARRANTY DEED



WHEN RECORDED, RETURN TO:

______________________________
______________________________
______________________________
______________________________


                              SPECIAL WARRANTY DEED

     For Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,
_________________________________             __________________________________
("Grantor"),       hereby      grants,       sells      and      conveys      to
____________________________________________  ("GRANTEE"),  that  Sale  Property located in Maricopa County, Arizona and legally described on EXHIBIT "A" attached hereto and incorporated herein by this reference, together with all interests, privileges and easements appurtenant thereto and any and all improvements located thereon (the "PROPERTY").

     SUBJECT TO: current taxes not yet due and payable, assessments and any other liens arising therefrom, all reservations in patents, deed restrictions, if any, all easements, rights of way, covenants, conditions, restrictions, encroachments, liens, encumbrances, obligations and liabilities as may appear of record, all other matters that can be determined by a visual inspection or a complete and accurate survey of the Property, and those matters set forth on EXHIBIT "B".

     Notwithstanding any warranty which may otherwise be implied from the use of any word, phrase or clause herein, Grantor warrants title to the Property, subject to the matters referred to above, only against its own acts, but not the acts of any others.

     DATED as of this _____ day of ___________________, 200__.

                                            ___________________________________,
                                            ___________________________________

                                            BY: _______________________________,
                                                _______________________________

                                                By:    ________________________
                                                Name:  ________________________
                                                Title: ________________________

STATE OF ARIZONA      )
                      ) ss.
County of Maricopa    )


     The foregoing document was acknowledged before me this _____ day of _______________, 200__, by ____________________________, the ___________________
of ____________________________, a(n) ___________________________, for and on
behalf of said ________________________________.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                        ________________________________
                                        Notary Public

My commission expires:

________________________________

                             Exhibit "A" to the Deed

                        Legal Description of the Property

                             Exhibit "B" to the Deed

                              Permitted Exceptions

                                   EXHIBIT "C"

                         SELLER'S NON-FOREIGN AFFIDAVIT

                              NON-FOREIGN AFFIDAVIT


Section 1445 of the Internal Revenue Code of 1986 provides that a transferee of a United States Sale Property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding tax is not required upon disposition of a U.S. Sale Property interest by ______________________________________________________________ ("Transferor") to
______________________________________________________________ ("Transferee"),
the undersigned hereby certifies the following on behalf of the Transferor:

     1. Transferor is not a foreign corporation, partnership, trust, estate, or individual as those terms are defined in the Internal Revenue Code and Income Tax Regulations;

     2.   Transferor's U.S. Employer Identification Number is _________________;
          and

     3.   Transferor's principal office is: ________________________________.

Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement made herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, I, the undersigned, declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have all authority to sign on behalf of Transferor.

DATED this _____ day of _______________________, 200__.

                                            ___________________________________,
                                            ___________________________________

                                            By:    ____________________________
                                            Name:  ____________________________
                                            Title: ____________________________



THIS AFFIDAVIT must be retained until the end of the fifth (5th) taxable year following the taxable year in which the transfer referred to above takes place.


                       [ACKNOWLEDGMENT ON FOLLOWING PAGE]

STATE OF ARIZONA      )
                      ) ss.
County of Maricopa    )


     The foregoing document was acknowledged before me this _____ day of _______________, 200__, by ____________________________, the ___________________
of ____________________________, a(n) ___________________________, for and on
behalf of said ________________________________.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                        ________________________________
                                        Notary Public

My commission expires:

________________________________